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                                                                  Exhibit (d)(2)

                              AIRSPAN NETWORKS INC.
                              --------------------

               Non-Qualified Stock Option Agreement for Employees
               --------------------------------------------------

Employee/Optionee:        [Name]

Number of shares of       [Shares]
Common Stock subject
to this Agreement:

     Pursuant to the 1998 Airspan Networks Inc. Stock Option and Restricted Stock Plan (the "Plan"), a Committee (the "Committee") of the board of directors of Airspan Networks Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.0003 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 10 below) are herein referred to as the "Option Shares." The Option shall constitute and be treated at all times by you and the Company as a "non-qualified stock option" for Federal income tax purposes and shall not constitute and shall not be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Option are set out below.

     1.   Date of Grant. The Option is granted to you as of July 19, 2002.
          -------------

     2.   Termination of Option. Except as provided below, your right to
          ---------------------
exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earliest of (i) ten (10) years from [insert the date of grant of the eligible options that are exchanged for new options pursuant to the offer to exchange] (the "Deemed Grant Date"), or (ii) the date provided in Section 8 below in the event you cease to be employed by the Company or any subsidiary or affiliate thereof. Provided, however, that notwithstanding clauses (i) and (ii) and anything else to the contrary in this Agreement, if you are employed by the Company or any subsidiary or affiliate of the Company immediately before a Change in Control (as defined below), and if the Company or any successor, assign, or purchaser thereof does not either (A) continue your Option (as adjusted, if necessary, to retain its pre-Change in Control economic value and aggregate "spread" between the Option Shares' fair market value and exercise price) or (B) grant you a new Option of at least equivalent economic value, aggregate "spread," and other terms and conditions as your pre-Change in Control Option, then you will automatically vest in an additional 50% of any remaining unvested Options that you may hold, and, notwithstanding anything herein to the contrary, you may exercise all such vested Options (together with any other previously or subsequently vested Options) until the later of (i) the date specified in Section 8 below or (ii) one (1) year from such Change in Control, but in no event longer than ten (10) years from the Deemed Grant Date.

     3.   Option Price. The purchase price to be paid upon the exercise of the
          ------------
Option is $[price] ([price in words]) per share (subject to adjustment as provided in Section 10 hereof), which is equal to the fair market value of a share of Common Stock on the date of grant.

     4.   Vesting. (a) Unless otherwise accelerated upon a Change in Control as
          -------
provided for in Section 2 above, upon the one (1) year anniversary of [grant date] the Option shall become exercisable to purchase, or vest with respect to, twenty-five percent (25%) of the total number of Option Shares, and, after the first such anniversary date, shall vest each month for the next thirty-six (36) months with respect to an additional 1/48 of the total number of Option Shares (rounded to the nearest whole share), such that 1one hundred percent (100%) of the Option Shares will vest in four (4) years.

     (b) For purposes hereof, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (1) Any Person becomes the beneficial owner of shares having fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company; or

          (2) As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the board of directors of the Company or any successor to the Company or its assets; or

          (3) If at any time (i) the Company shall consolidate or merger with any other Person and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate or merge with the Company and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer fifty percent (50%) or more of the assets or earnings power of the Company and its subsidiaries (taken as a whole) to any Person or Persons. The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
     Section 13(d) thereof.

     (c) If a Change in Control occurs and the Company fails to remain in existence, the Option shall become an obligation of the person succeeding to the business of the Company or otherwise responsible for the Company's obligations.

     (d) Nothing in this Agreement pertaining to a Change in Control shall limit or restrict the rights otherwise provided to you in this Agreement or the exercisability of the Option.

     5.   Additional Provisions Relating to Exercise. Once you become entitled
          ------------------------------------------
to exercise the Option (and purchase Option Shares) as provided in Section 4 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

     6.   Exercise of Option. To exercise the Option, you must use one of the
          ------------------
methods specified by the Company at the date of exercise. Payment of the full option price for the Option Shares being purchased and the applicable income, social security, including, without limitation, both primary (employee's) and secondary

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(employer's) Class 1 National Insurance Contributions ("NIC") for employees based in the U.K., and any other tax obligation arising on the exercise of the Options to the extent permitted by law (the "Tax Indemnity") is required upon exercise. Unless otherwise agreed to by the Committee, payment of the option price and payment in respect of the Tax Indemnity must be made by cashier's check or by a cashless exercise transaction; provided, however, that with the
                                             --------  -------
prior approval of the Committee, payment of such option price and/or Tax Indemnity may instead be made, in whole or in part, by the delivery to the Company of a promissory note in a form and amount satisfactory to the Committee, provided that the principal amount of such note shall not exceed the excess of such aggregate option price and Tax Indemnity obligation over the aggregate par value of the purchased Option Shares. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange, if any, upon which shares of that class are then listed, or (b) in the opinion of counsel to the Company, such issuance or delivery would
(i) cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any other requirement of law or any requirement of any stock exchange regulations or listing agreement to which the Company is a party, or of any administrative or regulatory body having jurisdiction over the Company or (ii) require registration (apart from any registrations as have been theretofore completed by the Company covering such shares) under any Federal, state, or other securities or similar law.

     7.  Transferability of Option. The Option may not be transferred by you
         -------------------------
(other than by will or the laws of descent and distribution or a domestic relations order) and may be exercised during your lifetime only by you or by an alternate payee under a domestic relations order.

     8.  Termination of Employment. (a) In the event that (i) the Company or any
         -------------------------
subsidiary, affiliate, or parent thereof terminates your employment, or (ii) you terminate your employment for any reason whatsoever (other than as a result of your death or total and permanent disability (as determined by the Company or its designated representative), then the Option may only be exercised within ninety (90) days after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

         (b) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary, affiliate, or parent thereof by reason of total and permanent disability (as determined by the Company or its designated representative), then the Option may only be exercised within one (1) year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

         (c) In the event that you die while employed by the Company or any subsidiary, affiliate, or parent thereof (or die within a period of one (1) year after ceasing to be employed by the Company or any subsidiary, affiliate, or parent thereof by reason of disability (as described in Section 8(b) hereof) or within ninety (90) days of ceasing to be so employed for any other reason), the Option may only be exercised within one (1) year after your death. In such event, the Option may be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

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     (d)  Notwithstanding any provision contained in this Section 8 to the contrary, (i) the time limits provided for in this Section 8 shall be subject to extension in the event of a Change in Control, to the extent provided for in
Section 2 hereof, and (ii) in no event may the Option be exercised to any extent by anyone after the tenth (10th) anniversary of the Deemed Grant Date of the Option.

     9.   Representations. You represent and warrant that you understand the
          ---------------
taxation consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise, release or other disposal of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to pay, or account for taxation in respect of any compensation income, or other income or gain realized by you upon exercise of the Option granted hereunder. To the extent that the Company is required to pay, account for or withhold any such taxes, then, unless both you and the Committee have otherwise agreed upon alternate arrangements, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total taxation required to be so paid, accounted for or withheld (as permitted by law), or if such payments are inadequate to satisfy such taxation, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. For employees based in the U.K., the offer of the Options contained in this Agreement is conditional upon your agreeing at the request of the Company to enter into an election with the Company and/or with any connected person of the Company as is required to procure the transfer to you of any (employer's) Class 1 NIC liability as would otherwise fall on the Company in connection with the grant, exercise, release or other disposal of your Options. Any failure on your part, as a UK-based employee, to enter into any such election within seven (7) days of the date of receipt from the Company of a notice requiring the same, will result in the cancellation of the Options granted to you under the terms of this Agreement and pending entry by you into such election, you agree that no exercise, or further exercise, of the Options will be permitted. It is understood that all matters with respect to the total amount of taxation to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

     10.  Adjustments. In the event that, after the date hereof, the outstanding
          -----------
shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the board of directors shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

     11.  Continuation of Employment. Neither the Plan nor the Option shall
          --------------------------
confer upon you any right to continue in the employ of (or any other relationship with) the Company or any subsidiary, affiliate, or parent thereof, or limit in any respect the right of the Company or any subsidiary, affiliate, or parent thereof to terminate your employment or other relationship with the Company or any subsidiary, affiliate, or parent thereof, as the case may be, at any time. This Agreement shall supersede any other agreement between the Company (or one of its affiliates or subsidiaries) and you with respect to any obligation of the Company (or such affiliate or subsidiary) to grant any Option or distribute or sell any Common Stock to you. Any such obligation shall be null, void and of no effect.

         12. Stockholder Rights. No person or entity shall be entitled to vote,
             ------------------
receive dividends, or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

         13. Plan Documents. This Agreement is qualified in its entirety by
             --------------
reference to the provisions of the Plan, as amended from time to time, which are hereby incorporated herein by reference. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. However, notwithstanding the above, no Plan amendment may deprive you of any Options theretofore granted under the Plan without your consent, and no Plan amendment requiring shareholder approval (if any) may be made without such shareholder approval.

         The interpretation and construction by the Committee of the Plan, this Agreement, the Options granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon you. Until the Options shall expire, terminate, or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to you or any other person or entity then entitled to exercise the Options.

         14. Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Washington, but without regard to the principle of conflict of laws thereof. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         15. Restrictions on Transfer. You acknowledge that in connection with
             ------------------------
any public offering of the Common Stock, the underwriters for the Company may require that the Company's officers, directors, and/or certain other shareholders not sell their shares of Common Stock for a certain period of time before or after the effectiveness of the registration statement filed in connection with such offering. You hereby agree that upon the Company's request in connection with any such public offering, that you will not, directly or indirectly, offer, sell, contract to sell, make subject to any purchase option, or otherwise dispose of any shares of Common Stock for a period requested by the underwriter or its representative, not to exceed 10 days before and 180 days after the date of the effectiveness of the registration statement, without the prior written consent of the underwriter or its representative.

         16. Successors and Assigns. This Agreement shall inure to the benefit
             ----------------------
of and be binding upon the parties hereto and their respective beneficiaries, heirs, executors, administrators, legal representatives, guardians, successors, assigns, transferees, purchasers, alternate payees under a domestic relations order, or any other holder of the Option or the Option Shares.

         17. Notices. All notices and other communications required or permitted
             -------
hereunder shall be in writing and deemed to have been received on the date of delivery if delivered by hand or overnight express, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to the Company, at Cambridge House, Oxford Road, Uxbridge, Middlesex UB8 1UN, England, and to you at your address as set forth herein (or such other address to which the Company or you hereby notify the other party hereto to send such notices and communications). Such notices and other communications shall not be considered delivered until actually received or deemed received pursuant to this
Section 17.

         18.   Protection of Confidential Information.
               --------------------------------------

               (a)      Definitions.  In this Agreement:
                        -----------

                        (1) Client means any individual, proprietorship, partnership, corporation, association, or entity served by the Company, its subsidiaries, or affiliates (collectively, the "Company") at any time during the term of your employment with the Company.

                        (2)  Confidential Information means:

                             (A) Information disclosed to or known to you as a direct or indirect consequence of, or through your employment with the Company, about any Client's or the Company's business, methods, operations, products, processes, and services, including, but not limited to, information relating to research, developments, inventions, recommendations, programs, systems, and systems analyses, flow charts, scheduling procedures, finances and financial statements, marketing, merchandising, merchandise sources, Client sources, system designs, procedure manuals, professional fee lists, automated data programs, financing methods, financial projections, computer software, terms and conditions of business arrangements with Clients, reports, personnel procedures, supply and service resources, names, addresses and phone numbers of personnel providing, whether employees of the Company or independent contractors, services to Clients, the Company's contacts, including, without limitation, contacts with its Clients, and all other information pertaining to the Company treated as confidential by the Company including all accompanying documentation therefor.

                             (B) All information disclosed to you, or to which you have had access during the period of your employment (including information which you assisted in developing), for which there is any reasonable basis to believe is, or which appears to be treated by the Company as, Confidential Information shall be presumed to be Confidential Information hereunder.

               (b)      Confidential Information.
                        ------------------------

                        (1) Proprietary Information. You are aware and acknowledge that the Company has developed a special competence in providing, developing, and/or marketing certain products and/or services and has accumulated Confidential Information not generally known to others in the field which is of unique value in the conduct and growth of the Company's business and which the Company treats as proprietary. You acknowledge that in the course of carrying out, performing, and fulfilling your responsibilities to the Company, you will be given access to and be entrusted with Confidential Information relating to the Company's business and Clients. You recognize that (i) the services that the

                           Company performs and/or products that the Company provides for its Clients are confidential and that to enable the Company to perform those services and/or provide those products, its Clients may also furnish to the Company Confidential Information concerning their affairs, (ii) the goodwill of the Company depends upon, among other things, its keeping the Confidential Information confidential and that unauthorized disclosure of the Confidential Information would irreparably damage the Company, and
                           (iii) disclosure of any Confidential Information to competitors of the Company or to the general public would be highly detrimental to the Company.

                  (2) Developments. You agree to notify the Company of any discovery, invention, innovation, or improvement which is directly related to the business of the Company or to the business of any Client (collectively called "Developments") conceived or developed by you during the term of your employment. Developments shall include, without limitations, developments in computer software, and other intellectual properties relating to design, implementation, marketing, and sale of the products and/or services sold by the Company. All Developments, including, but not limited to, all written documents pertaining thereto, shall be the exclusive property of the Company and shall be considered Confidential Information subject to the terms of this Agreement. You agree that when appropriate, and upon written request of the Company, you will file for patents or copyrights with regard to any or all Developments and will sign documentation necessary to evidence ownership of Developments in the Company.

                  (3) Covenants. In consideration of your employment by the Company, and in consideration of the Option granted to you hereunder, you hereby agree as follows:

                          (A) Nondisclosure of Confidential Information. You will not, during your employment with the Company or at any time after termination thereof, irrespective of the time, manner, or cause of termination, use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of, any Confidential Information.

                          (B) Return of Confidential Information. Upon termination of your employment, you agree to deliver to the Company all Confidential Information and all copies thereof along with any and all other property belonging to the Company or any Client whatsoever.


                          (C) Develop Competitive Materials. You will not develop any materials which are similar to or competitive with the Confidential Information of the Company.

         (c) Injunction. You agree that a breach or threatened breach on your part of any covenant contained in Section 18 of this Agreement will cause such damage to the Company as will be irreparable and for that reason you further agree that the Company shall be entitled as a matter of right to an injunction out of any court of competent jurisdiction, restraining any further violation of such covenants by you, your employer, employees, partners, or agents, or by any entity by which you, directly or indirectly, own any interest (other than ownership of publicly held corporations of which you own less than one percent (1%) of any outstanding securities). The right to injunction shall be cumulative and in addition to any and all other remedies the Company may have, including, specifically, recovery of damages.

     Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

                                   AIRSPAN NETWORKS INC.

                                   By:  _____________________
                                          Eric Stonestrom
                                   Its:   President and Chief Executive
                                          Officer

Accepted and Agreed To
As of_______________, _____:

                                    _____________________________
                                          Employee/Optionee

                                    Address:______________________

                                    ______________________________

                              Airspan Networks Inc.

                   1998 Stock Option and Restricted Stock Plan

                              OPTION EXERCISE FORM

         Under the Airspan Networks Inc. Stock Option and Restricted Stock Plan (the "Plan"), I hereby exercise the right to purchase ___________ shares of Common Stock, $.0003 par value, of Airspan Networks Inc. pursuant to the Option granted to me on July 19, 2002 under the Plan. Enclosed herewith is $_______________, an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form and the applicable income tax withholding payment in respect of the Tax Indemnity obligation with respect to this exercise.

Date:__________________________            ____________________________
                                            Print name:

         Send a completed copy of this Option Exercise Form to:

                                                 Airspan Networks Inc.

                                                 _______________________________

                                                 Attn:__________________